CleanSpark Announces $2.5 Million in Orders for its Intelligent ATS Switchgear

SALT LAKE CITY, May 9, 2018 /PRNewswire/ --CleanSpark, Inc. (CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource (DER) and microgrid deployments today announced that it has secured a $2.5 million in orders for its intelligent automatic transfer switch (ATS) switchgear. The Company’s Intelligent ATS switchgear is used to automatically transfer power supply from its primary source to a backup source when it senses a failure or outage in the primary source, thus assuring uninterrupted power. It also allows the end user the opportunity to participate in regional energy markets when it makes financial sense to sell surplus power back to the grid.

CleanSpark’s new order is to a current customer that provides back-up power solutions and microgrids to its clients. The end user of the Company’s intelligent ATS switchgear from this order is a regional grocer located in the state of Texas. In addition to the $2.5 million order, this week, the Company also shipped the first units of a limited trial contract for an order of its intelligent ATS switchgear for end use by one of the nation’s largest retailers, with over 6,300 stores in the US. If successful, this trial could result in a significant number of additional units during the next couple of years.

“Our continued order wins are the result of the high quality of our products and the close relationships that we have with our customers. This new order will provide improved visibility in upcoming quarters and contribute to our strong growth outlook.” said CEO of CleanSpark, Matthew Schultz.

Mr. Schultz continued, “We are particularly excited about the trial that is taking place with a large national retailer and are optimistic of a successful outcome. If successful, this would result in very significant orders having a positive impact on our business for the next several years. As grid related power outages become disruptive to business operations, we think the need for backup power sources will drive increased demand for our products.”

About CleanSpark, Inc.
CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark’s customers include not only energy consumers but the distributed energy ecosystem at large: developers, installers, EPCs, IPPs, and energy storage vendors. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

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Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact - Investor Relations:
Brett Maas, Managing Partner
Hayden IR
(646)536-7331
brett@haydenir.com